Buchanan Ingersoll
                            Professional Corporation
                         (Incorporated in Pennsylvania)
                                    Attorneys
                              650 College Road East
                           Princeton, New Jersey 08540

                                                           July 24, 2000


Prophet 21, Inc.
19 West College Avenue
Yardley. Pennsylvania 19067

Gentlemen:

     We have acted as counsel to Prophet 21, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Post-Effective Amendment No. 1 to a Registration Statement on Form S-8 (Registration No. 333-38035) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 1,100,000 shares (the "Shares") of the Company's common stock, $.01 par value (the "Common Stock"), to be offered by the Company to its employees and consultants under the Company's 1993 Stock Plan, as amended (the "1993 Plan"), and 100,000 shares of Common Stock to be offered by the Company to its employees under the 1997 Employee Stock Purchase Plan (the "1997 Plan" and, collectively with the 1993 Plan, the "Plans"). On October 16, 1997, the Company filed the Registration Statement with the Securities and Exchange Commission in order to register under the Securities Act (i) 1,000,000 shares of Common Stock reserved for issuance upon the exercise of stock options granted under the 1993 Plan, and (ii) 100,000 shares of Common Stock reserved for issuance under the 1997 Plan. On October 23, 1997, the stockholders of the Company (i) adopted an amendment to the 1993 Plan which increased the number of shares of Common Stock reserved for issuance upon the exercise of options granted under the 1993 Plan from 600,000 to 1,000,000 shares, and (ii) adopted the 1997 Plan.

     In connection with the Post-Effective Amendment No. 1 to the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

     1. The issuance of the Shares in accordance with the terms of the Plans has been duly and validly authorized; and


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     2.   The Shares  underlying the Plans,  when issued,  delivered and sold in accordance with the terms of the Plans and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                        Very truly yours,

                                        /s/BUCHANAN INGERSOLL
                                        PROFESSIONAL CORPORATION



                                        /s/ David J. Sorin
                                        ----------------------------------------
                                        By: David J. Sorin, a member of the firm